As filed with the Securities and Exchange Commission on May 28, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

AURUM RESOURCES CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	1300 (Primary Standard Industrial Classification Number)	68-0678790 (IRS Employer Identification Number)

1516 E. Tropicana Ave., Suite 155

Las Vegas, Nevada 89119

Tel: (702) 430-1720
Fax: (702) 577-0339

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

 INCSMART.BIZ, INC.

4421 Edward Ave., Las Vegas, Nevada 89108

Tel: (702) 403-8432
Fax: (702) 973-4960

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company   ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,000,000	$0.03	$60,000	$4.28

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.03 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

AURUM RESOURCES CORP.

2,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Aurum Resources Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Danil Shpeyzer, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Shpeyzer will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.03 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the Aurum Resources Corp. decides to do so, or (ii) when the offering is fully subscribed for.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.03	Not Applicable	$60,000

Aurum Resources Corp. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Aurum Resources Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF AURUM RESOURCES CORP.’S COMMON STOCK..

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED May 28, 2010

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	29
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	29
LEGAL MATTERS	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
INDEX TO THE FINANCIAL STATEMENTS	31

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “AURUM RESOURCES CORP.” REFERS TO AURUM RESOURCES CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

AURUM RESOURCES CORP.

We are a development stage company and intend to commence operations in oil & gas exploration and production industry in North America.  Aurum Resources Corp. was incorporated in Nevada on May 22, 2009. We plan to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history. Our principal executive office is located at 1516 E. Tropicana Ave., Suite 155, Las Vegas, Nevada 89119.  Our phone number is (702) 430-1720.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (May 22, 2009) through April 30, 2010, reports no revenues and a net loss of $599.  Our independent registered public accountant has issued an audit opinion for Aurum Resources Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Aurum Resources Corp. only recently started operations in oil & gas exploration and production industry in North America. We have developed our business plan, entered into a Joint Venture Contract and Operating Agreement dated April 30, 2010, with Patriot Financial Group, and acquired an operating interest in the Washom II Lease Project, a three (3) well drilling project located on a 80 acres +/- lease in Rogers County, Oklahoma. The project is a drilling project with plans to produce the Bartlesville oil formation. On May 3, 2010, we made a payment of $10,000 to complete the purchase of our interest and received 1% of the Working Interest Revenue generated by the project. We anticipate the wells that are planned in this project could prove very productive and yield 100% return in less than three months and provide many productive years thereafter. However, there is no assurance that operation in the Washom II Lease Project will be productive or start as scheduled or ever start at all, in which case we may never receive the revenues projected from it and you can lose your investment. The beginning of operation depends on weather conditions, equipment availability and receipt of regulatory approvals.

We intend to build our business through the acquisition of exploration and producing oil and natural gas wells, interests and leases. Our business strategy is to keep acquiring interests in exploration and producing oil and gas properties with steady income and upside exploration potential.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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THE OFFERING

The Issuer:	Aurum Resources Corp.
Securities Being Offered:	2,000,000 shares of common stock
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds	$52,500
Securities Issued and Outstanding:	There are 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Danil Shpeyzer.
Registration Costs	We estimate our total offering registration costs to be approximately $7,500.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from May 22, 2009 (Inception) to April 30, 2010.

Financial Summary	April 30, 2010 ($)
Total Assets	5,126
Total Liabilities	3,225
Total Stockholder’s Equity	1,901

Statement of Operations	Accumulated From May 22, 2009 (Inception) to April 30, 2010 ($)
Total Expenses	599
Net Loss for the Period	(599)
Net Loss per Share	-

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations in oil & gas exploration and production industry in North America.  We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of April 30, 2010, we had total assets in the amount of $5,126 and liabilities of $3,225.  As of this date, we have had limited operations and no income.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 22, 2009 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Further, we have not yet fully developed our business plan, or our management team. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new oil & gas exploration and production companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  Prior to having a cash flow from oil & gas production, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

• completion of our future equity or debt financing;

• our ability to purchase or develop oil and gas properties; and

• our ability to compete with other large or new oil and gas companies.

Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues. Failure to generate significant revenues in the future will cause us to go out of business.

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WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred net losses of $599 for the period from our inception on May 22, 2009 to  April 30, 2010, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real and intangible property and the provision of expertise. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Chang G. Park, CPA, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Aurum Resources Corp. is suitable.

We require minimum funding of approximately $60,000 to conduct our proposed operations for a minimum period of one year. Expenditures over the next 12 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this offering. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Danil Shpeyzer, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

BECAUSE OUR OFFICERS AND SOLE DIRECTORS HAVE NO EXPERIENCE IN OIL & GAS OPERATIONS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole officer and director has no professional training or experience in the field of oil and gas operations.  As a result, he may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  His decisions and choices may not take into account standard engineering or managerial approaches oil & gas exploration companies commonly use.  Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

WE FACE STRONG COMPETITION FROM LARGER OIL AND GAS COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

The exploration and production of oil and gas business is highly competitive. Other oil and gas companies will compete with us by bidding for exploration and production licenses and other properties and services that we will need to operate our business in the countries in which we expect to operate. This competition is increasingly intense. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.

Oil and gas properties have limited lives and, as a result, we may seek to replace and expand our reserves through the acquisition of new properties. In addition, there is a limited supply of desirable oil and gas lands available in North America where we would consider conducting exploration and/or production activities. The major oil and gas companies are often better positioned to obtain the rights to exploratory acreage for which we may compete.

If we are unable to adequately address our competition, including, but not limited to, finding ways to secure profitable oil and gas producing properties on terms that we consider acceptable, our ability to earn revenues will suffer.

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A DECLINE IN OR SUBSTANTIAL VOLATILITY OF OIL AND GAS PRICES COULD ADVERSELY AFFECT OUR BUSINESS, WHICH COULD MEAN A DECREASE IN OUR REVENUES.

We anticipate that our business will be primarily determined by oil and gas prices in North America. Volatility or weakness in oil and gas prices (or the perception that oil and gas prices will decrease) may result in the acquiring of new non-operating interests in oil & gas reserves. Significant declines in prices for oil and natural gas could harm our financial condition, results of operations and quantities of reserves recoverable on an economic basis. A decline in oil and gas prices or a reduction in drilling activities could materially and adversely affect our business and could seriously decrease our revenues or prevent us from generating any revenues.

WE RELY HEAVILY UPON RESERVE ESTIMATES WHEN DETERMINING WHETHER OR NOT TO INVEST IN A PARTICULAR OIL OR GAS PROPERTY.

The oil and gas reserve information that we use in evaluating oil and gas prospects is based on reserve estimates involving a great deal of uncertainty. The process of estimating oil and gas reserves and production is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. Different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data is used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion. The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but actual recoveries of proved reserves can differ from estimates.

Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including the price at which recovered oil and natural gas can be sold, the costs of recovery, assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs, prevailing environmental conditions associated with drilling and production sites, availability of enhanced recovery techniques, ability to transport oil and natural gas to markets and governmental and other regulatory factors, such as taxes and environmental laws. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. As a result, our reserve estimates will be inherently imprecise. A negative change in any one or more of these factors could result in quantities of oil and natural gas previously estimated as proved reserves becoming uneconomic.

IF WE ARE UNABLE TO FIND NEW OIL AND GAS RESERVES ON A REGULAR BASIS, WE WILL BE UNABLE TO MAINTAIN OPERATIONS AND OUR BUSINESS WILL FAIL.

As is customary in the oil and gas exploration and production industry, our future success depends upon our ability to find, develop or acquire oil and gas reserves that are economically recoverable. Even if the reserves are acquired and successfully developed, and unless we successfully replace the reserves that we develop through successful identification, analysis, and acquisition, our proved reserves will decline. Recovery of such reserves will require significant capital expenditures and successful drilling operations. If we are not successful in our efforts to find or replace our reserves, our business will fail.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 55.56% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Shpeyzer, our sole officer and director, will own 55.56% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Shpeyzer may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Danil Shpeyzer, our President, currently devotes approximately sixty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Shpeyzer to our company could negatively impact our business development.

IF DANIL SHPEYZER, OUR CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our Chief Executive Officer and sole director, Danil Shpeyzer, for the future success of our business. The loss of the services of Mr. Shpeyzer could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer or a director. If that should occur, until we find another person to act as our chief executive officer and director, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Shpeyzer and we do not have a contract for his services.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

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RISKS ASSOCIATED WITH THIS OFFERING

PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION COMPANIES.

We believe that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

 WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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 DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Aurum Resources Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $7,500 cost of this registration statement to be paid from existing cash on hand.  If necessary, Danil Shpeyzer, our Chairman, has verbally agreed to loan the Company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 50% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $60,000 as anticipated.

		If 50% of shares are sold	If 100% of shares are sold
Gross proceeds		$30,000	$60,000
Legal and Professional fees		$7,500	$7,500
Net proceeds		$22,500	$52,500

The net proceeds will be used as follows:

Audit, accounting and filing fees		$6,000	$6,000
Establishing an office	$		$2,000
Aquaring of new property		$15,000	$35,000
Salaries/Independent Consultant Fees	$		$8,000
Other Expenses		$1,500	$1,500

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Danil Shpeyzer, our sole officer and director, has verbally agreed to loan the Company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity since the Company’s inception on May 22, 2009.  Danil Shpeyzer, the Company’s sole officer and director, paid $.001 per share for the 2,500,000 shares of common stock he purchased from the Company.

 Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of April 30, 2010, the net tangible book value of our shares of common stock was $1,901or approximately $ 0.0008 per share based upon 2,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $54,401 or approximately $0.0121 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0111 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0121 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 44.44% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholders will own 55.56% of the total number of shares then outstanding, for which they have made contributions of cash totalling $2,500.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $24,401, or approximately $0.007 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.006 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.007 per share.

After completion of this offering investors in the offering will own approximately 28.57% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$22,500
Net tangible book value per share after offering	$0.0121
Increase to present stockholders in net tangible book value per share
after offering	$0.0111
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	4,500,000
Percentage of ownership after offering	55.56%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.0179
Capital contributions	$60,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	4%
Percentage of capital contributions by new investors	96%
Percentage of ownership after offering	44.44%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.023
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	7.7%
Percentage of capital contributions by new investors	92.3%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	28.57%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $5,126 as of April 30, 2010.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Danil Shpeyzer, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Shpeyzer, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding. We are a development stage company and have generated no revenue to date.

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Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $60,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

If we do not obtain the maximum or less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Danil Shpeyzer, our President, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

We believe we can satisfy our cash requirements during the 12 months following completion of our public offering. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to receive revenue from operation of oil and gas wells. We intend to include in our portfolio additional interests in producing or development stage oil and gas properties with exploration potential. We also intend to hire a qualified geologist who will be responsible for performing due diligence on our future oil and gas property acquisitions. Our geologist will be employed on a contract basis and will be compensated in the form of commissions from revenue generated by our interests of our properties. Our plan of operations is as follows:

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

1. Make a list of potential interests of oil and gas properties available for purchase. To do this we plan to research on line, attend trade shows and contact our associates in oil and gas industry. We plan to have this list of properties completed after two months following completion of our public offering.

2. In 3rd – 4th month after completion of our offering if maximum amount of shares is sold we plan to set up office and acquire the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties.

3. Gather and conduct due diligence on the potential properties available for purchase. To do this we plan to obtain the following documents for each property: investor presentation, property maps and reports. In our selection we plan to review the documents and contact the appropriate organizations to verify the reserves and ownerships of the properties. We also may hire someone to visit the property sites. We plan conduct this due diligence during 3rd – 5th months after completion of our offering.

4. Hire a qualified geologist who will be responsible for conducting due diligence on our behalf on the oil and gas properties that we plan to purchase. To do this we plan to contact our associates in the oil and gas industry. We also may put a “wanted ad” on our website and in online classifieds website such as www.craigslist.org. Our geologist will be employed on a contract basis and will be compensated in the form of commissions from revenue generated by our interests of our properties. We plan to start looking for our geologist during 5th-6th month following completion of our public offering.

5. During 7th-10th month after completion of our public offering we plan to purchase at least one more interest in producing oil or gas properties with steady income and upside exploration potential.

6. After 10th month following completion of our public offering we plan to keep searching and acquiring interests in oil and gas properties.

To date we purchased interest in Washom II Lease Project located in Rogers County, Oklahoma. We conducted research of potential oil and gas properties available for purchase before buying. After completion of our offering we will continue our researching, using varies internet sources. We will also start researching various government auctions of oil and gas properties.

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To acquire new interest in producing or development stage oil & gas wells we need to continue searching on the internet, specialized magazines, trade shows and exhibitions. Presently, opportunities to purchase interest in oil & gas reserves exist as small and midsize exploration companies need funds and look for investors to finish their exploration and start production. However there is no assurance that we are able to acquire new interest in profitable producing or development stage oil & gas wells. In this case we may incur losses and may be forced to shut down operations.

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the 12 months following completion of our public offering will be sufficient.

Based on our current operating plan, we believe that we will start to generate revenue from the purchased property by the end of 2010. However, we do not expect to generate revenue that is sufficient to buy new interests in oil and gas properties and cover our expenses. In addition, we do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planed business activities. We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing,  arrangements  with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we are unable to find and acquire new oil and gas properties, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Danil Shpeyzer, our president will be devoting approximately 40% of his time to our operations. Once we expand operations, and are able to acquire new oil and gas properties, Mr. Shpeyzer has agreed to commit more time as required. Because Mr. Shpeyzer will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

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Results of operations

From Inception on May 22, 2009 to April 30, 2010

During the period, we incorporated the Company, prepared a business plan and executed a Joint Venture Contract and Operating Agreement dated April 30, 2010, with Patriot Financial Group. Our loss since inception is $599 for filing costs related to the incorporation of the Company, bank charges and office suppliers. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 2,500,000 shares of common stock to our sole officer and director for net proceeds of $2,500.

 LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2010, the Company had $5,126 cash and our liabilities were $3,225, comprising $3,225 owed to Danil Shpeyzer, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 2,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,500.

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The Company’s sole officer and director, Danil Shpeyzer, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue in the fall of 2011. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

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We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the oil & gas exploration and production industry pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

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FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

 The Company computes net loss per share accordance with FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on May 22, 2009. We are engaged in the acquisition of interests and leases of developing and producing oil and natural gas wells. Our plan of operations for the next twelve months is complete this offering and to earn revenue from our operating interest of producing oil wells and to acquire additional interests in producing and development stage oil and gas exploration wells with exploration potential. We have only recently begun our current operations and have not yet earned any revenues and have an operational loss of $599 from May 22, 2009 (date of inception) to April 30, 2010. Our principal office address is located at 1516 E. Tropicana Ave., Suite 155, Las Vegas, Nevada 89119.  Our telephone number is (702) 430-1720.  Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations.  We are a development stage company and it is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

We have acquired an interest in the Washom II Lease Project located in Rogers County, Oklahoma. We need the funds from this offering to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan and acquire new interests in exploration and producing oil and gas properties with steady income and upside exploration potential. We may not have sufficient financing to purchase interests in profitable oil and gas wells or to sustain our current operations.

Description of property

On May 3, 2010, we purchased 1% of operating interest in the Washom II Lease Project, a three well drilling project located on a 80 acres +/-, for $10,000 USD. This project is located in Rogers County, Oklahoma and is surrounded by existing and long lasting production. Our interest gives us the right to receive 1% of the operating profit after paying 12.5% of royalty interest to landowner, but it does not give us the right to operate the wells. Patriot Financial Group of Montreal, Quebec, Canada and RC Oil Company of Owasso, Oklahoma operate the wells and are obligated to pay us our 1% of working interest. All production revenue will be deposited in a special working interest account that is administered by a certified public accounting firm that is qualified to perform oil and gas accounting work. Revenue payments will be prepared by said CPA firm after deduction for operating expenses in proportion to percentage of working interest ownership and said net proceeds will be disbursed to the Working Interest Owners along with a detailed accounting for items of income, expenses, depreciation, and depletion.

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The wells are scheduled to be drilled in summer 2010 and are in the Bartlesville Oil Formation at a depth of 550’ to 600’ +/-. The operators will stimulate the wells thru the use of a sand frac and horizontal drilling, and then put the wells into production. The wells are relatively shallow in nature and are inexpensive by today’s standards to develop maintain, and operate. Cash flow is expected to begin almost immediately and all work is expected to be completed in about four weeks after beginning of drilling. The projected production is 34 barrels of oil per well per day but as a result of operator’s new breakthrough strategy, Washom II Lease Project wells could produce up to 100 barrels per well per day for several weeks and continue to produce 20-40 barrels per well per day for many years to come. However, there is no assurance that the wells in the Washom II Lease Project will be productive or operation will start as scheduled or ever start at all, in which case we may never receive the revenues projected from it and you can lose your investment.

The Washom II Lease Project is a Joint Venture to be organized under the laws of the State of Oklahoma for the purpose of drilling, equipping, and putting into production three oil wells in Rogers County, Oklahoma, and of operating and producing said wells that are deemed commercial.  The managing partners are RC Oil Company of Owasso, Oklahoma and Patriot Financial Group of Montreal, Quebec, Canada. R.C. Oil Co. is an existing oil and gas development, production, and operations company which was founded in March of 1987. Founded in 2001, Patriot Financial Group has distinguished itself in the Oil and Gas industry from its inception. Patriot Financial Group has an enviable track record of having drilled 13 wells, 1 in Matagorda County, Texas, 3 in Seminole County, Oklahoma and 9 in Nowata County, Oklahoma and having struck oil on all 13.

Joint Venture Contract and Operating Agreement

Aurum Resources Corp. entered into a Joint Venture Contract and Operating Agreement with Patriot Financial Group on April 30, 2010  and acquired an operating interest in the Washom II Lease Project, a three (3) well drilling project located on a 80 acres +/- lease in Rogers County, Oklahoma.

The material terms of the Contract are the following:

1. Patriot Financial Group agrees to drill, and complete three (3) oil wells in the Bartlesville formation, including sand frac, and put into production all wells deemed to be of commercial value.

2. Aurum Resources Corp. agrees to pay its pro-rata share (based on 1% ownership) of the expense of the operation and maintenance of the wells in addition to the same  pro-rata share of any work-over operation required for the wells, such as service or replacement parts as needed.  A fee totalling Two Hundred ($200) per well, per month for basic operation and maintenance shall be levied among the Working Interest owners. Aurum Resources Corp. will be offered, on a first right of refusal basis, the opportunity to participate in any future wells drilled on said lease.

3. The Patriot Financial Group covenants to keep the location free and clear of liens and encumbrances arising out of operations and to provide reasonable amounts of insurance, as required by State Regulations.  Patriot Financial Group shall be liable to Aurum Resources Corp. for gross negligence or intentional acts, which may prove to be proximate of any loss to Aurum Resources Corp..  Any loss which may be caused by an Act of God (Force Majeure) or cause by any force or reason beyond the control of Patriot Financial Group shall not create any liability upon either party beyond its proportionate share of any well location or ownership.  In the event of such loss, both parties agree to pay their proportionate share of liability from the proceeds of oil and /or gas sale from the subject well to settle claims or losses as a result of the operations of the properties.  All rights and obligations of this contract shall be assumed by any Third Party receiving Aurum Resources Corp.’s Working Interest through assignment or transfer.

4. Aurum Resources Corp. does hereby constitute and appoint Patriot Financial Group as it’s attorney in fact, to negotiate and contract for the sale of oil and/or gas, and to receive and disburse proceeds for sale, and to make all operational decisions relative to well development and operations, including exchange of wells and/or leases when deemed by operator to be in the best interest to overall project success, however; any exchange or substitution will in no way affect the net working interest position of Aurum Resources Corp..

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5. This project is offered on a “fixed-cost” turnkey basis to Aurum Resources Corp. This places the open-end risk on Patriot Financial Group, rather than Aurum Resources Corp.  In the event total costs of the project overruns the contributions of Aurum Resources Corp., Patriot Financial Group agrees to pay all overrun cost at no additional cost to Aurum Resources Corp.  In the event total costs of the project are less than the contributions of the Aurum Resources Corp., the excess shall be retained by Patriot Financial Group as profit.

6. Aurum Resources Corp. shall have access to the project lease at all reasonable times for the purpose of inspection and observation.

7. Aurum Resources Corp. agrees and accepts the conditions of the Joint Venture and Operating Agreement and further acknowledges the numerous risks involved in an investment in this project.  Aurum Resources Corp further acknowledges it can withstand the total loss of an investment in this.

8. Any disputes under the Agreement shall be submitted for binding arbitration with cost of such arbitration to be split as determined by the arbitrator.  If one of the parties refuses to submit and participate in binding arbitration, then a lawsuit forcing binding arbitration can be filed in a court of equity and all cost for such lawsuit and binding arbitration shall be paid by the refusing party.

9. All well ownership interest purchased by Aurum Resources Corp. will be recorded in its name at the County Courthouse of the county in which the wells are located.  All production revenue will be deposited in a special working interest account that is administered by a certified public accounting firm that is qualified to perform oil and gas accounting work.  Revenue payments will be prepared by said CPA firm after deduction for operating expenses in proportion to percentage of working interest ownership and said net proceeds will be disbursed to the Working Interest Owners along with a detailed accounting for items of income, expenses, depreciation, and depletion.

10. The Agreement embodies the entire Agreement between the parties and supersedes any and all prior negotiations or agreements. No alteration to this Agreement shall be binding unless in writing and signed by the parties.

A copy of the Joint Venture Contract and Operating Agreement is filed as Exhibit 10.1 to this registration statement.

Future Oil and Gas Interests

Our search for oil and gas leases or interests in leases has been directed towards small and medium-sized oil and natural gas production companies and properties. For our initial property interest acquisitions, we are looking for low risk interests. During 12 months after completion if this offering, we intend to include in our portfolio additional interests in producing or development stage oil and gas properties with exploration potential. As we continue the development of our portfolio of interests, we will be looking for properties and interests, which have the following qualities:

• at least developmental drilling in proven producing areas;

• high performance of other wells in the area;

• good geological and engineering reports;

• diversified package of wells to be drilled (at least two wells in the project);

• significant additional production capacity through developmental drilling, recompletions and workovers;

• further developmental potential;

• in some cases, ability to assume operatorship or appointment of a known operator with relevant experience in the area.

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There are significant risks associated with direct investing in oil and gas projects. However, we believe that direct investments in oil & gas can provide high potential returns and cash flow. There have been many new discoveries in oil and gas developmental technology, including faster drilling speeds, better completion techniques and even turn-key drilling commitments for drilling deeper than 20,000 feet. Oil and gas prices are now sufficiently high enough to warrant drilling deeper and spending more money to do it. Ten or more years ago, oil drilling was very risky, largely due to the probability of hitting a dry well. However, technology has come a long way since then. The latest techniques include the use of satellite mapping and horizontal drilling. This enables producers to locate and drill more effectively, thus reducing cost. Today’s projects have a highly improved rate of success which is much better than years ago. Petroleum demand has hit all time highs. Countries such as China and India are driving this demand. India and China will account for 45 per cent of the increase in global primary energy demand by 2030, with both countries more than doubling their energy use over that period (1). As the population density increases, the demand for oil and gas will rise. Of course, the price history of oil and gas is not one of constant increase, and every investor should be aware of this.

(1) http://business.rediff.com/slide-show/2010/mar/12/slide-show-1-worlds-10-biggest-oil-consumers.htm#contentTop

U.S. Energy Outlook

The United States is the world's largest consumer of oil (2), and currently imports almost 60% of its oil from foreign countries (3). Most of these imports come from OPEC countries. As the world's largest economy, the United States is naturally the biggest consumer of oil. For forty years US energy demand has grown at a sustained rate of 2 percent annually (4) to a current estimated usage of 18.7 billion barrels of oil per day (5). According to the U.S. Department of Energy, our energy demand will be 30 percent higher by 2020 (4). Dangerous reliance on foreign oil can be diminished by increasing domestic production as much as possible. Oil is one of the most important natural resources known to mankind.

(2) http://www.nationmaster.com/graph/ene_oil_con-energy-oil-consumption

(3) http://www.ascension-publishing.com/BIZ/HD18-2010.pdf

(4) http://www.northamericandrillingcorp.com/index.php?/investments/do_you_qualify_to_participate/

(5) http://www.eia.doe.gov/steo/

Markets

We remain in the development stage. We have not generated revenues yet and we had had no oil and gas production. We only have 1% of operating interest in the Washom II Lease Project, a three well drilling project, which is located in Rogers County, Oklahoma. However, we intend to acquire new properties. The availability of a ready market and the prices obtained for oil and gas produced depends on many factors, including the extent of domestic production and imports of oil and gas, the proximity and capacity of oil and natural gas pipelines and other transportation facilities, fluctuating demand for oil and gas, the marketing of competitive fuels, and the effects of governmental regulation of oil and gas production and sales. A ready market exists for domestic oil and gas through existing pipelines and transportation of liquid products.

Competition

The major oil and gas companies have gone offshore as well as overseas to explore for big oil fields. The reasons for this is that there are fewer restrictions for the offshore oil drilling, and there are more areas to choose from, compared to land drilling. The technology for offshore drilling has also improved exponentially, to the point where it becomes just as lucrative as land drilling. Many big companies have also gone overseas because of cheaper production in other countries. Larger companies drilling massive wells need vast amounts of equipment and resources to maintain them. Therefore, considerably cheaper overseas labor and equipment help keep costs down. Major refining companies have left behind millions of barrels of oil for independent producers to extract. As a result of the big corporations going offshore and overseas, most of their smaller domestic producing wells were left to independent producers. Our business strategy is to compete for acquiring interests in these smaller exploration and producing oil and gas properties with steady income and upside exploration potential.

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We are a new and unestablished oil and gas company and have a weak competitive position in the industry. We compete with other oil and gas companies for financing and for the acquisition of new oil and gas interests and properties. Many of the oil and gas companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas interests or properties of merit, on exploration of their oil and gas properties, or on development of their oil and gas properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having oil and gas properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact our ability to achieve the financing necessary for us to acquire future oil and gas properties.

We will also compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas companies. The presence of competing junior oil and gas companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees.  Danil Shpeyzer, our sole officer and director, in a non-employee officer and director of the Company.  We intend to hire employees on an as needed basis.

Offices

Our business office is currently located at 1516 E. Tropicana Ave., Las Vegas, NV 89119. This is the office provided by our incorporator, INCSMART.BIZ, INC. and is included in their Corporate Services Package. We do not pay any rent to Corporate Service of Nevada and there is no agreement to pay any rent in the future. Our telephone number is (702) 430-1720. Upon the completion of our offering, if the maximum shares are sold we intend to establish an office elsewhere.   As of the date of this prospectus, we have not sought or selected a new office location.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Danil Shpeyzer 1516 E. Tropicana Ave., Suite 155 Las Vegas, Nevada 89119	28	President, Secretary, Treasurer and Director

Danil Shpeyzer has acted as our President, Secretary, Treasurer and sole Director since our incorporation on May 22, 2009. Mr. Shpeyzer graduated with bachelor degree in service and advertising from Siberian State University in 2006. From April 2006 to May 2008 he worked as a director of children amusement park. From May 2008 to December 2009 he was self-employed and involved in event organization. From December 2009 to present he has been working as a director of a night club, The "House Club". Mr. Shpeyzer has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 40% of his business time to our affairs.  Mr. Shpeyzer does not have any technical experience in the oil & gas exploration sector.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Danil Shpeyzer, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees.  Our sole officer and director, Danil Shpeyzer, is an independent contractor to us and currently devotes approximately sixteen hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Shpeyzer intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the Company.

 We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal independent contractor or consulting agreements in place.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on May 22, 2009 until April 30, 2010:

Summary Compensation Table

Name and	Year	Salary	Bonus	Stock	Option	Non-Equity	Nonqualified	All Other	Total
Principal		($)	($)	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
Position				($)	($)	Compensation	Compensation	($)
						($)	($)

Danil Shpeyzer, President, Treasurer and Secretary	May 22, 2009 to December 31, 2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	January 1, 2010 to April 30, 2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its officers.

Mr. Shpeyzer currently devotes approximately sixteen hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of April 30, 2010:

Name	Year	Fees	Stock	Option	Non-Equity	Nonqualified	All Other	Total
		Earned	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
		or Paid	($)	($)	Compensation	Compensation	($)
		in Cash			($)	Earnings
		($)				($)

Danil Shpeyzer	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Danil Shpeyzer will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On September 9, 2009, we issued a total of 2,500,000 shares of restricted common stock to Danil Shpeyzer, our sole officer and director in consideration of $2,500. All these 2,500,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition.

Further, Mr. Shpeyzer has advanced funds to us. As of April 30, 2010, Mr. Shpeyzer advanced us $3,225. Mr. Shpeyzer will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Shpeyzer. Mr. Shpeyzer will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Shpeyzer does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Shpeyzer or the repayment of the funds to Mr. Shpeyzer. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2010 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Danil Shpeyzer 1516 E. Tropicana Ave., Suite 155 Las Vegas, Nevada 89119	2,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 30, 2010.  As of April 30, 2010, there were 2,500,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

Aurum Resources Corp. has 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 2,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Danil Shpeyzer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Shpeyzer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Shpeyzer will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Shpeyzer is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Shpeyzer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Shpeyzer will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Aurum Resources Corp. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Aurum Resources Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Aurum Resources Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $7,500.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 30, 2010, there were 2,500,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record, and no shares of preferred stock issued and outstanding. All these 2,500,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Aurum Resources Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Chang G. Park, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Chang G. Park, CPA, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

     Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Chang G. Park, CPA (PCAOB Registered)

     Our financial statements from inception to April 30, 2010, immediately follow:

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Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

____________________________________________________________________________________________

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Managements of

Aurum Resource Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Aurum Resources Corp. (the Development Stage “Company”) as of April 30, 2010 and the related statements of operations, changes in shareholders' equity and cash flows for the period from May 22, 2009 (inception) through April 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aurum Resources Corp. (the “Company”) as of April 30, 2010, and the results of its operations and its cash flows for the period from May 22, 2009 (inception) through April 30, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

____________________

CHANG G. PARK, CPA

May 28, 2010

San Diego, CA. 92108

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AURUM RESOURCES CORP. (A Development Stage Company) Balance Sheet
April 30, 2010
Assets
Current Assets
Cash	$ 5,126
Total Assets	$ 5,126

Liabilities and Stockholders’ Equity (Deficit)

Liabilities
Loan from director	$ 3,225
Total liabilities	3,225

Stockholders’ Equity

Common stock, $0.001par value, 75,000,000 shares authorized;
2,500,000 shares issued and outstanding	2,500
Additional paid-in-capital	-
Deficit accumulated during the development stage	(599)
Total stockholders’ equity	1,901
Total liabilities and stockholders’ equity	$ 5,126
The accompanying notes are an integral part of these financial statements. F-2

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AURUM RESOURCES CORP. (A Development Stage Company) Statement of Operations
From Inception (May 22, 2009) to April 30, 2010
Revenue:
Revenue	$ -
Total Revenue	-

Expenses
General and administrative expenses	599
Total Expenses	(599)

Net loss before income taxes	(599)
Income tax expense	-
Net loss for the period	$ (599)
Basic and Diluted Earnings (Loss) Per Common Share	$ (0.00)
Weighted Average Number of Common Shares	1,700,581
The accompanying notes are an integral part of these financial statements. F-3

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AURUM RESOURCES CORP.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

From Inception (May 22, 2009) to April 30, 2010

	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception on May 22, 2009	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001 on September 9, 2009	2,500,000	2,500	-	-	2,500
Net loss				(599)	(599)

Balance as of April 30, 2010	2,500,000	$ 2,500	$ -	$ (599)	$ 1,901
The accompanying notes are an integral part of these financial statements. F-4

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AURUM RESOURCES CORP. (A Development Stage Company) Statement of Cash Flows
From Inception on May 22, 2009 to April 30, 2010
Operating Activities
Net loss	$ (599)
Net cash used in operating activities	(599)

Investing Activities	-
Financing Activities
Loan from director	3,225
Sale of common stock	2,500
Net cash provided by financing activities	5,725
Net increase in cash and equivalents	5,126
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 5,126

Supplementary information
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Activities	$ -
The accompanying notes are an integral part of these financial statements. F-5

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AURUM RESOURCES CORP.

 (A Development Stage Company)

Notes to the Financial Statements

April 30, 2010

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Aurum Resources Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on May 22, 2009. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification (FASB ASC) 915-205 "Development-Stage Entities". The Company intends to commence operations in oil and gas exploration and production industry in North America.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception (May 22, 2009) through April 30, 2010, the Company has accumulated losses of $599.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in the United States dollars.

Fiscal Periods

The Company's fiscal year end is April 30.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $599 as of April 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and expenses  during  the  reporting  period. Actual results could differ from those estimates.

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AURUM RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

April 30, 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Loss per Share

The Company computes net loss per share accordance with FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

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AURUM RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

April 30, 2010

NOTE 3 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On September 9, 2009, the Company issued 2,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $2,500.

NOTE 4 - INCOME TAXES

The Company has incurred operating losses of $599, which, if utilized, will begin to expire in 2030. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

Details of deferred tax assets are as follows:

2010
Deferred tax assets:
Net operating loss (from inception to April 30, 2010)	$599
Statutory tax rate (combined federal and state)	34%
Deferred tax assets	204
Valuation allowance	$(204)
-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

NOTE 5 - RELATED PARTY TRANSACTONS

As of April 30, 2010, Director had loaned the Company $3,225. On May 3, 2010, Director loaned the Company $10,000. The loans are non-interest bearing and unsecured.

NOTE 6 - PROJECT AGREEMENT

The Company entered into a Joint Venture Contract and Operating Agreement dated April 30, 2010, with Patriot Financial Group, and acquired an operating interest in the Washom II Lease Project, a three (3) well drilling project located on a 80 acres +/- lease in Rogers County, Oklahoma. The project is a drilling project with plans to produce the Bartlesville oil formation. On May 3, 2010, the Company made a payment of $10,000 to complete the purchase of our interest and received 1% of the working interest revenue generated by the project.

The Company agreed to pay its pro-rata share (based on 1% ownership) of the expense of the operation and maintenance of the wells in addition to the same  pro-rata share of any work-over operation required for the wells, such as service or replacement parts as needed.  A fee totalling Two Hundred ($200) per well, per month for basic operation and maintenance shall be levied among the Working Interest owners. The Company will be offered, on a first right of refusal basis, the opportunity to participate in any future wells drilled on said lease.

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AURUM RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

April 30, 2010

NOTE 7 – SUBSEQUENT EVENTS

On  May 3, 2010 the Company made a payment to Patriot Financial Group for the Company’s 1% Working Interest in Washom II Project in the amount of $10,000 which was loaned from director.

The Company evaluates subsequent events through the date the accompanying financial statements were issued, which was May 28, 2010 (the date of filing).

NOTE 8 – THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

FASB ASC 105-10-65, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”), issued June 2009), establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009.  The adoption of FASB ASC 105-10-65 (SFAS 168) did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

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[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

AURUM RESOURCES CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2010, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$4.28
Printing and Office Expenses	$95.72
Accounting Fees and Expenses	$800.00
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$1,500.00
Transfer Agent Fees	$1,200.00
EDGAR Agent Fees	$400.00
TOTAL	$7,500.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Aurum Resources Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Aurum Resources Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On September 9, 2009, Aurum Resources Corp. offered and sold 2,500,000 share of common stock to our sole officer and director, Danil Shpeyzer, for a purchase price of $0.001 per share, for aggregate offering proceeds of $2,500.  Aurum Resources Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Joint Venture Contract and Operating Agreement with Patriot Financial Group dated April 30, 2010
23.1	Consent of Chang Park, CPA

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Las Vegas, Nevada on May 28, 2010.

AURUM RESOURCES CORP.

By:	/s/	Danil Shpeyzer
	Name:	Danil Shpeyzer
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Danil Shpeyzer, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Aurum Resources Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Danil Shpeyzer
Danil Shpeyzer	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	May 28, 2010

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Joint Venture Contract and Operating Agreement with Patriot Financial Group dated April 30, 2010
23.1	Consent of Chang Park, CPA)

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